Joint Filing Agreement

We, the undersigned, hereby agree that the Statement on Schedule 13G in connection with the securities of RDA Mircroelectronics, Inc. to which this Agreement is an Exhibit, and any amendment thereafter signed by each of the undersigned, may be filed by IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. and IDG-Accel China Investors L.P. on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 17, 2010

IDG-ACCEL CHINA GROWTH FUND L.P. By: IDG-Accel China Growth Fund Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND-A L.P. By: IDG-Accel China Growth Fund Associates L.P., its General Partner By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-ACCEL CHINA INVESTORS L.P. By: IDG-Accel China Investors Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND ASSOCIATES L.P. By: IDG-Accel China Growth Fund GP Associates Ltd., its General Partner
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-ACCEL CHINA GROWTH FUND GP ASSOCIATES LTD.
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG-ACCEL CHINA INVESTORS ASSOCIATES LTD.
By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

JAMES W. BREYER
By:	/s/ James W. Breyer

PATRICK J. MCGOVERN
By:	/s/ Patrick J. McGovern

QUAN ZHOU
By:	/s/ Quan ZHOU